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                                                                    EXHIBIT 23.7

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-107324 of Heritage Propane Partners, L.P. on Form S-3 of our report dated April 5, 2002 on the consolidated financial statements of Oasis Pipe Line Company and Subsidiaries as of December 31, 2001, and for the years ended December 31, 2001 and 2000 appearing in the Prospectus Supplement, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus Supplement.


/s/ Deloitte & Touche LLP

Houston, Texas
December 15, 2003